APPENDIX A

               WRITTEN CONSENT OF STOCKHOLDERS OF BRITESMILE, INC.
                               IN LIEU OF MEETING

         The undersigned shareholders of BriteSmile, Inc. (the "Company") do hereby take the following actions and adopt the following resolutions in accordance with Sections 16-10a-704 and 1704(4) of the Utah Revised Business Corporation Act:

         WHEREAS, the directors of the Company have authorized and approved an amendment to the Articles of Incorporation of the Company (the "Amendment") to effect a reverse stock split (the "Reverse Stock Split") of the issued and outstanding shares of Common Stock of the Company, par value $.001 per share;

         WHEREAS, upon effectiveness of the Reverse Stock Split, each shareholder of the Company shall receive one new share of Common Stock, par value $.001 per share, for every twenty issued and outstanding shares of Common Stock currently held of record or beneficially by the shareholder; and

         WHEREAS, upon effectiveness of the Reverse Stock Split, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split and each holder of a fractional share will receive one newly issued share therefor.

         NOW, THEREFORE, BE IT RESOLVED, that the Company's Articles of Incorporation be amended and restated to authorize and provide for the Reverse Stock Split as more fully set forth herein.

         FURTHER RESOLVED, the form of the Amended and Restated Articles of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article III of the Company's Articles of Incorporation will be amended to effect the Reverse Stock Split.

         FURTHER RESOLVED, that the shareholders of the Company hereby ratify and approve the actions of the Board of Directors of the Company in connection with the Reverse Stock Split and the Amendment.

         FURTHER RESOLVED, that the executive officers of the Company, or any of them, be, and they hereby are, authorized and directed to take any such action as may be deemed necessary and advisable in other to carry out the purpose and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned stockholders have signed this Consent as of the 24th day of December, 2002.

         The undersigned understands and agrees that the foregoing consent resolutions shall not become effective until 20 days after the Company mails to all shareholders of the Company an Information Statement pursuant to the rules and regulations of the Securities and Exchange Commission.


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